Exhibit 99.1

BIO-key International, Inc. Receives Notice of Non-Compliance from Nasdaq

Wall, NJ – May 24, 2024 – BIO-key International, Inc. (Nasdaq: BKYI), an innovative provider of workforce and customer identity and access management (IAM) solutions featuring Identity-Bound Biometrics (IBB), announced today that on May 22, 2024, it received a letter (the “Notification Letter”) from The Nasdaq Stock Market, LLC (“Nasdaq”) informing the Company that it was not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (“SEC”), due to the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 (the “Form 10-Q”). The Notification Letter has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Capital Market.

The Company filed a Notification of Late Filing on Form 12b-25 on May 16, 2024, indicating that the filing of the Form 10-Q would be delayed because it was unable to timely file the Form 10-Q without unreasonable effort and expense. As previously announced, the Company is in the process of restating its consolidated financial statements for the three months ended March 31, 2023, the three and six months ended June 30, 2023, and the three and nine months ended September 30, 2023 which has delayed the compilation, presentation and review of certain financial and other disclosures required to be included in the Form 10-Q.

The Notification Letter stated that the Company remains delinquent in filing its Form 10-K for the period ended December 31, 2023 (the “Form 10-K”) and has until June 17, 2024 to submit a plan to regain compliance with respect to these delinquent reports. If the plan is accepted, Nasdaq may grant an extension of up to 180 calendar days from the filing due date of the 10-K, or until October 14, 2024, to regain compliance. The Company intends to file the Form 10-Q and the Form 10-K with the SEC as soon as practicable and regain compliance with Nasdaq’s continued listing requirements.

About BIO-key International, Inc. (www.BIO-key.com)

BIO-key is revolutionizing authentication and cybersecurity with biometric-centric, multi-factor identity and access management (IAM) software securing access for over forty million users. BIO-key allows customers to choose the right authentication factors for diverse use cases, including phoneless, tokenless, and passwordless biometric options. Its hosted or on-premise PortalGuard IAM solution provides cost-effective, easy-to-deploy, convenient, and secure access to computers, information, applications, and high-value transactions.

BIO-key Safe Harbor Statement

All statements contained in this press release other than statements of historical facts are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “Act”). The words “estimate,” “project,” “intends,” “expects,” “anticipates,” “believes” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management’s beliefs, as well as assumptions made by, and information currently available to, management pursuant to the “safe-harbor” provisions of the Act. These statements are not guarantees of future performance or events and are subject to risks and uncertainties that may cause actual results to differ materially from those included within or implied by such forward-looking statements. These risks and uncertainties include, without limitation, our history of losses and limited revenue; our ability to raise additional capital; our ability to continue as a going concern; our ability to protect our intellectual property; changes in business conditions; changes in our sales strategy and product development plans; changes in the marketplace; continued services of our executive management team; security breaches; competition in the biometric technology industry; market acceptance of biometric products generally and our products under development; our ability to convert sales opportunities to customer contracts; our ability to expand into Asia, Africa and other foreign markets; our ability to integrate the operations and personnel of Swivel Secure into our business; fluctuations in foreign currency exchange rates; the duration and extent of continued hostilities in Ukraine and its impact on our European customers; delays in the development of products, the nature and estimated amount of adjustments to our previously issued financial statements covering the quarterly periods in 2023, as well as the nature and estimated adjustments that may be required from our preliminary estimates of results for 2023 and first quarter of 2024, as the final adjustments may vary from the amounts estimated in our prior SEC Reports, which variance may be material; the commercial, reputational and regulatory risks to our business that may arise as a consequence of our need to restate our financial statements, including any consequences of non-compliance with Securities and Exchange Commission (“SEC”) and Nasdaq periodic reporting requirements; our temporary loss of the use of a Registration Statement on Form S-3 to register securities in the future; any disruption to our business that may occur on a longer-term basis should we be unable to remediate during fiscal year 2024 certain material weaknesses in our internal controls over financial reporting, and statements of assumption underlying any of the foregoing as well as other factors set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2022 and other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, we undertake no obligation to disclose any revision to these forward-looking statements whether as a result of new information, future events, or otherwise.

Engage with BIO-key:
Facebook – Corporate:	https://www.facebook.com/BIOkeyInternational/
LinkedIn – Corporate:	https://www.linkedin.com/company/bio-key-international
Twitter – Corporate:	@BIOkeyIntl
Twitter – Investors:	@BIO_keyIR
StockTwits:	BIO_keyIR

Investor Contacts:

William Jones, David Collins

Catalyst IR

BKYI@catalyst-ir.com

212-924-9800